Exhibit 32.1

CERTIFICATION of Principal Executive Officer and Principal Financial Officer PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as Principal Executive Officer and as Principal Financial Officer of Aquantia Corp. (the “Company”), respectively, certify that the Company’s annual report on Form 10-K for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Company’s annual report on Form 10-K for the year ended December 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Faraj Aalaei
Faraj Aalaei
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

March 6, 2019

/s/ Mark Voll
Mark Voll
Chief Financial Officer
(Principal Financial and Accounting Officer)

March 6, 2019

This certification accompanies the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the annual report on Form 10-K), irrespective of any general incorporation language contained in such filing.